Exhibit 99.1


                  The Bon-Ton Stores, Inc. Announces
                       Quarterly Cash Dividend


    YORK, Pa.--(BUSINESS WIRE)--Dec. 5, 2007--The Bon-Ton Stores, Inc. (Nasdaq: BONT) today announced the Board of Directors declared a cash dividend of five cents per share on the Class A Common Stock and Common Stock of the Company payable January 15, 2008 to shareholders of record as of January 2, 2008.

    The Bon-Ton Stores, Inc. operates 280 stores, including ten furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner's, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger's and Younkers nameplates and, under the Parisian nameplate, three stores in the Detroit, Michigan area. The stores offer a broad assortment of brand-name fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company's website at http://investors.bonton.com.

    Statements made in this press release, other than statements of historical information, but including fiscal 2007 third quarter guidance, are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally, additional competition from existing and new competitors, a decline in consumer confidence, weather conditions that could negatively impact sales, uncertainties associated with opening new stores or expanding or remodeling existing stores, risks related to the Company's integration of the business and operations comprising the acquired Carson's and Parisian stores, the ability to attract and retain qualified management, the dependence upon key vendor relationships and the ability to obtain financing for working capital, capital expenditures and general corporate purposes. Additional factors that could cause the Company's actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company's Form 10-K filed with the Securities and Exchange Commission.


    CONTACT: The Bon-Ton Stores, Inc.
             Mary Kerr, 717-751-3071
             Vice President
             Investor & Public Relations
             mkerr@bonton.com